As filed with the Securities and Exchange Commission on September 23, 2022

File No. 000-56435

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Grayscale Horizen Trust (ZEN)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	83-6217411
(State or Other Jurisdiction of Incorporation or Organization)	(U.S. Taxpayer Identification No.)

290 Harbor Drive, 4th Floor Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

(212) 668-1427

(Registrant’s telephone number, including area code)

Copies to:

Joseph A. Hall

Hillary A. Coleman

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act: Grayscale Horizen Trust (ZEN) Shares

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☒

EXPLANATORY NOTE

Grayscale Horizen Trust (ZEN) (the “Trust”) is voluntarily filing this Amendment No. 3 to its Registration of Securities on Form 10, or this “Registration Statement,” to register its common units of fractional undivided beneficial interest (“Shares”) pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Trust initially filed this Registration Statement on May 5, 2022 and it became effective 60 days after the original filing date. The Trust is now subject to the requirements of Regulation 13A under the Exchange Act, which requires it to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and to comply with all other obligations of the Exchange Act applicable to issuers filing Registration Statements pursuant to Section 12(g) of the Exchange Act.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

We have filed our Information Statement as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in our Information Statement. None of the information contained in the Information Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item No.	Item Caption	Location in Information Statement
1.	Business.	The following sections of our Information Statement are hereby incorporated by reference: “Forward-Looking Statements,” “Determination of NAV,” “Overview,” “Risk Factors,” “Overview of Horizen,” “Activities of the Trust,” “Description of the Trust,” “The Sponsor,” “The Trustee,” “The Transfer Agent,” “The Authorized Participant,” “The Custodian,” “The Distributor and Marketer,” “Custody of the Trust’s ZEN,” “Description of Creation of Shares,” “Valuation of ZEN and Determination of Digital Asset Holdings,” “Expenses; Sales of ZEN,” “Statements, Filings and Reports,” “Description of Trust Documents” and “Where You Can Find More Information.”

1A.	Risk Factors.	The following sections of our Information Statement are hereby incorporated by reference: “Forward-Looking Statements” and “Risk Factors.”

2.	Financial Information.	The following sections of our Information Statement are hereby incorporated by reference: “Determination of NAV,” “Overview,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Valuation of ZEN and Determination of Digital Asset Holdings,” and “Index to Financial Statements” and the statements referenced therein.

3.	Properties.	None.

4.	Security Ownership of Certain Beneficial Owners and Management.	The following section of our Information Statement is hereby incorporated by reference: “Conflicts of Interest.”

5.	Directors and Executive Officers.	The following sections of our Information Statement are hereby incorporated by reference: “The Sponsor.”

6.	Executive Compensation.	The following sections of our Information Statement are hereby incorporated by reference: “Expenses; Sales of ZEN.”

Item No.	Item Caption	Location in Information Statement

7.	Certain Relationships and Related Transactions, and Director Independence.	The following sections of our Information Statement are hereby incorporated by reference: “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Transactions with Related Parties,” “The Sponsor” and “Conflicts of Interest.”

8.	Legal Proceedings.	None.

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.	The following sections of our Information Statement are hereby incorporated by reference: “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

10.	Recent Sales of Unregistered Securities.	The following sections of our Information Statement are hereby incorporated by reference: “Description of the Shares.”

11.	Description of Registrant’s Securities to be Registered.	The following sections of our Information Statement are hereby incorporated by reference: “Description of the Shares,” “Description of Creation of Shares” and “Description of Trust Documents.”

12.	Indemnification of Directors and Officers.	The following section of our Information Statement is hereby incorporated by reference: “Description of Trust Documents.”

13.	Financial Statements and Supplementary Data.	The following section of our Information Statement is hereby incorporated by reference: “Index to Financial Statements” and the statements referenced therein.

14.	Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.	Not Applicable.

15.	Financial Statements and Exhibits.	The following sections of our Information Statement are hereby incorporated by reference: “Index to Financial Statements” and the statements referenced therein.

(a) List of Financial Statements and Schedules: The following financial statements are included in the Information Statement and filed as part of this Registration Statement on Form 10:

Grayscale Horizen Trust (ZEN) Unaudited Interim Financial Statements

Grayscale Horizen Trust (ZEN) Annual Financial Statements

(b) Exhibits. The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

4.1*	Amended and Restated Declaration of Trust and Trust Agreement

4.2*	Amendment No. 1 to the Amended and Restated Declaration of Trust and Trust Agreement

4.3*	Amendment No. 2 to the Amended and Restated Declaration of Trust and Trust Agreement

4.4*	Certificate of Amendment to Certificate of Trust (attached as Exhibit A to Amendment No. 1 to the Amended and Restated Declaration of Trust and Trust Agreement)

4.5*	Form of Participant Agreement

10.1*†	Custodian Agreement, dated July 29, 2019, between the Sponsor and the Custodian

10.2*	Distribution and Marketing Agreement

10.3*†	Reference Rate License Agreement, dated February 1, 2022, between the Sponsor and the Reference Rate Provider

10.4*	Transfer Agency and Service Agreement

10.5*†	Amended and Restated Custodian Agreement, dated June 29, 2022, between the Sponsor and the Custodian (incorporated by reference to Exhibit 10.1 of the Quarterly Report on Form 10-Q filed by the Registrant on August 5, 2022)

99.1	Information Statement

*	Previously filed.
†

Portions of this exhibit (indicated by asterisks) have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted information is of the type that the registrant treats as private or confidential.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Grayscale Investments, LLC as Sponsor of Grayscale Horizen Trust (ZEN)

By:	/s/ Michael Sonnenshein
Name: Michael Sonnenshein
Title: Chief Executive Officer*

Date: September 23, 2022

*	The Registrant is a trust and the signatory is signing in his capacity as officer of Grayscale Investments, LLC, the Sponsor of the Registrant.